As filed with the Securities and Exchange Commission on March 12, 2021.

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IM CANNABIS CORP.
(Exact name of Registrant as specified in its charter)

British Columbia
(Province or other jurisdiction of incorporation or organization)

2833
(Primary Standard Industrial Classification Code Number, if applicable)

Not Applicable
(I.R.S. Employer Identification No., if applicable)

Kibbutz Glil Yam,

Central District, Israel 4690500

+972-54-6687515
(Address and telephone number of Registrant's principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(202) 572-3133

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

James Guttman

Richard Raymer

Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place, 161 Bay Street, Suite 4310 Toronto, Ontario

Canada, M5J 2S1
Tel: (416) 367-7376

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

          It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐

pursuant to Rule 467(b) on (            ) at (            ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (            ).

	3.	☐

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Proposed
Maximum
		Aggregate	Amount of
	Amount to be	Offering	Registration
	Registered(1)	Price(1)(2)	Fee(2)
Title of Each Class of Securities to be Registered
Common Shares
Warrants
Subscription Receipts
Debt Securities
Units
Total	US$250,000,000	US$250,000,000	US$27,275

(1)

There are being registered under this registration statement such indeterminate number of Common Shares, Warrants, Subscription Receipts, Debt Securities and Units of the Registrant as shall have an aggregate initial offering price of US$250,000,000. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the "Securities Act").

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	March 12, 2021

IM CANNABIS CORP.

US$250,000,000
Common Shares
Warrants
Subscription Receipts

Debt Securities
Units

This short form base shelf prospectus (the "Prospectus") relates to the offering for sale from time to time (each, an "Offering"), during the 25-month period that this Prospectus, including any amendments hereto, remains effective, of the securities of IM Cannabis Corp. ("IMCC" or the "Company") including: (i) common shares ("Common Shares") in the capital of the Company; (ii) common share purchase warrants ("Warrants"); (iii) subscription receipts ("Subscription Receipts") convertible into other Securities (as defined below); (iv) senior and subordinated debt securities, including debt securities convertible or exchangeable into other securities of the Company (collectively, "Debt Securities"); and (v) units ("Units") comprised of one or more of any of the other Securities (as defined below) that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the "Securities" and individually, a "Security") in one or more series or issuances, with a total offering price of such Securities, in the aggregate, of up to $250,000,000 in United States dollars (or the equivalent thereof in other currencies). The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a "Prospectus Supplement").

We are permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in United States and Canada ("MJDS"), to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. IMCC has prepared its consolidated financial statements, incorporated herein by reference, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"), and its consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.

The Common Shares are listed and posted for trading under the symbol "IMCC" on the Canadian Securities Exchange (the "CSE") and on the NASDAQ Capital Market (the "NASDAQ"). The issued and outstanding Warrants (the "Listed Warrants") are listed and posted for trading under the symbol "IMCC.WT" on the CSE. On March 11, 2021, the last full trading day prior to the date of this Prospectus, the closing price per Common Share on the CSE was C$10.17 and on the NASDAQ was US$8.35 and the closing price per Listed Warrant on the CSE was C$1.72.  Unless otherwise specified in the applicable Prospectus Supplement, there is no existing trading market through which any of the Securities other than the Common Shares and Listed Warrants may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange. See "Risk Factors".

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY CANADIAN SECURITIES REGULATOR, NOR ANY STATE SECURITIES REGULATOR, HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

All information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities. The Company may offer and sell Securities through underwriters or dealers, directly or through agents designated by the Company from time to time at amounts and prices and other terms determined by the Company. A Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the Offering and will set forth the terms of the Offering, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the distribution. In connection with any Offering (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may, subject to applicable law, over-allot or effect transactions that stabilize or maintain the market price of the Securities offered at levels other than that which might otherwise exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution". No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus may qualify an "at-the-market distribution", as defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102"). See "Plan of Distribution".

Investing in the Securities is speculative and involves certain risks. The risks outlined in this Prospectus and in the documents incorporated by reference herein and in the applicable Prospectus Supplement should be carefully reviewed and considered by prospective investors. See "Risk Factors".

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because the Company is incorporated in Canada, most of the officers, directors and expert named in this Prospectus are not residents of the United States, and some of the Company's assets and all or a substantial portion of the assets of such persons are located outside of the United States. See "Enforceability of Certain Civil Liabilities".

Mr. Oren Shuster, a director, officer and promoter of the Company, Ms. Vivian Bercovici, Ms. Haleli Barath and Mr. Schinderle, each a director of the Company, Mr. Shai Shemesh and Ms. Yael Harrosh, each an officer of the Company, and Mr. Rafael Gabay, a promoter of the Company, reside outside of Canada. Each of Mr. Shuster, Ms. Bercovici, Ms. Barath, Mr. Schinderle, Mr. Shemesh, Ms. Harrosh and Mr. Gabay have appointed Gowling WLG (Canada) LLP, Suite 1600, 100 King St. West, Toronto, Ontario, M5X 1G5 as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

- ii -

Owning any of IMCC's Securities may subject you to tax consequences in Canada, the United States and in your place of residence or citizenship. Such tax consequences are not fully described in this Prospectus and may not be fully described in any applicable Prospectus Supplement. You should read the tax discussion in any Prospectus Supplement with respect to a particular Offering and consult your own tax advisor with respect to your own particular circumstances.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests, including, for example, an equity or debt security, or a statistical measure of economic or financial performance (including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items). For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as CDOR (the Canadian Dollar Offered Rate), LIBOR (the London Interbank Offered Rate), EURIBOR (the Euro Interbank Offered Rate) or a United States federal funds rate.

The head and principal office of the Company is located at Kibbutz Glil Yam, Central District, Israel 4690500.

The registered and records office of the Company is located at 550 Burrard Street, Suite 2300, Bentall 5, Vancouver, British Columbia, Canada, V6C 2B5.

- iii -

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

Unless otherwise noted or the context indicates otherwise, references to "we", "us", "our" or similar terms, as well as the "Company" and "IMCC" refer to IM Cannabis Corp., together with its subsidiaries, on a consolidated basis, and the "Group" refers to the Company, its subsidiaries and Focus Medical Herbs Ltd. ("Focus").

This Prospectus is part of a registration statement on Form F-10 that we are filing with the SEC under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), relating to the Securities (the "Registration Statement"). Under the Registration Statement, we may, from time to time, offer any combination of the Securities described in this Prospectus in one or more Offerings of up to an aggregate principal amount of US$250,000,000 (or the equivalent in other currencies). This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities under the Registration Statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that Offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to us and the Securities.

You should rely only on the information contained or incorporated by reference in this Prospectus and on the other information included in the Registration Statement of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with any different, additional, inconsistent or other information, you should not rely on it. The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front of this Prospectus, any applicable Prospectus Supplement or the respective dates of the documents incorporated by reference herein and therein, regardless of the time of delivery or of any sale of the Securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Company's website should not be deemed to be a part of this Prospectus, any applicable Prospectus Supplement or incorporated by reference herein or therein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

FINANCIAL INFORMATION AND CURRENCY

IMCC has prepared its consolidated financial statements, incorporated herein by reference, in accordance with IFRS and its consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.

All currency amounts in this Prospectus are expressed in Canadian dollars, unless otherwise indicated. References to "$", "C$" or "dollars" are to Canadian dollars. References to "US$" are to United States dollars and references to "NIS" are to New Israeli Shekels.

The following table reflects the exchange rates for one United States dollar, expressed in Canadian dollars, during the periods noted, based on the daily exchange rates for 2019 and 20201 .

	Years Ended December 31, 2020	2019
Low for the period	1.2718	1.2988
High for the period	1.4496	1.3600
Rate at the end of the period	1.2732	1.2988
Average	1.3415	1.3269

On March 11, 2021, the Bank of Canada daily average rate of exchange was C$1.00 = US$0.7961 or US$1.00 = C$1.2561.

The following table reflects the exchange rates for one Canadian dollar, expressed in New Israeli Shekels, during the periods noted, based on the Bank of Israel spot rate of exchange2 .

	Years Ended December 31, 2020	2019
Low for the period	2.4895	2.5956
High for the period	2.7274	2.7854
Rate at the end of the period	2.5217	2.6535
Average	2.5663	2.6868

On March 11, 2021, the closing spot rate for NIS reported by the Bank of Israel was C$1.00 = NIS 2.6268 or NIS 1.00 = C$0.3807.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a company existing under the laws of the Province of British Columbia. Most of the officers, directors and expert named in this Prospectus are not residents of the United States, and some of our assets and all or a substantial portion of the assets of such persons are located outside of the United States. IMCC has appointed an agent for service of process within the United States upon those officers or directors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon IMCC's civil liability and the civil liability of such officers or directors under United States federal securities laws or the securities or "blue sky" laws of any state within the United States.

IMCC has been advised that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. IMCC has also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws or any such state securities or "blue sky" laws.

We are filing with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed C T Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to or concerning the offering of the Securities.

________________________________
 1 As reported by the Bank of Canada, obtained from: https://www.bankofcanada.ca.

 2 As reported by the Bank of Israel, obtained from: http://www.boi.org.il.

WHERE YOU CAN FIND MORE INFORMATION

The Company is filing a Registration Statement with the SEC. This Prospectus and the documents incorporated by reference herein, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Information omitted from this Prospectus but contained in the Registration Statement is available on the Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") under the Company's profile at www.sec.gov. Investors should review the Registration Statement and the exhibits thereto for further information with respect to us and the Securities. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Each time we sell Securities under the Registration Statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add to, update or change information contained in this Prospectus.

We are required to file with the various securities commissions or similar authorities in each of the applicable provinces and territories of Canada, annual and quarterly reports, material change reports and other information. We are also an SEC registrant subject to the informational requirements of the United States Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, file with, or furnish to, the SEC certain reports and other information. Under the MJDS adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ from those of the United States. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains "forward-looking statements" or "forward-looking information" within the meaning of applicable securities legislation (collectively referred to herein as "forward-looking information" or "forward-looking statements"). Forward-looking statements are included to provide information about management's current expectations and plans that allows investors and others to get a better understanding of the Group's operating environment, the business operations and financial performance and condition.

Forward-looking statements include, but are not limited to, statements regarding the benefits of listing on NASDAQ for the Company and retail and institutional investors; the potential impacts of COVID-19 on the Group; logistics relating to the Group's supply agreements, including timing and quantity of medical cannabis products purchased;  potential consequences of negative outcomes from matters related to the Construction Allegations (as defined below) and/or MOH Allegations (as defined below) and their effects on the Group; the Company's expectations regarding cash flows from future operating activities; the Company's potential reallocation of net proceeds from the sale of the Securities; changes in interest and exchange rates; potential amendments to the Plan (as defined below), including an increase in the Option Cap (as defined below), subject to shareholder approval; future growth potential of IMCC; future development plans; the number of Common Shares to be issued in connection with the Trichome Transaction (as defined below); the status of the Combined Company (as defined below) as the only multi-country operator with established cannabis operations in Israel, Europe and Canada; the effects of the completion of the Trichome Transaction; and currency and interest rate fluctuations. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as "expects", "is expected", "anticipates", "believes", "plans", "projects", "estimates", "assumes", "intends", "strategy", "goals", "objectives", "potential", "possible" or variations thereof or stating that certain actions, events, conditions or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of fact and may be forward-looking statements.

Forward-looking statements are necessarily based upon a number of factors and assumptions that, if untrue, could cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such statements. Forward-looking statements are based upon a number of estimates and assumptions that, while considered reasonable by the Company at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies that may cause the Group's actual financial results, performance, or achievements to be materially different from those expressed or implied herein. Some of the material factors or assumptions used to develop forward-looking statements include, without limitation, anticipated costs and the Company's ability to fund its operations; the Group's ability to carry on operations; the timely receipt of required approvals and permits; the Group's ability to operate in a safe, efficient and effective manner; the impact of COVID-19; the Group's ability to maintain the required licenses, permits, approvals and other authorizations to operate in the jurisdictions it operates in; and the Company's ability to obtain financing as and when required and on reasonable terms.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Certain important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others: the failure of the Company or Messrs. Oren Shuster and Rafael Gabay to maintain "de facto control" over Focus; the failure of the Group to maintain licenses, permits, approvals and other authorizations required for its operations, including the Focus License (as defined below) and permits relating to the Focus Facility and/or Focus Lease Agreements (as defined below); the failure of the Company and Trichome (as defined below) to complete the proposed acquisition of Trichome (as defined below) or obtain any requisite corporate, regulatory and court approvals in respect of the acquisition in a timely manner or at all; the Company's inability to capture the benefits associated with a successful acquisition of Trichome (as defined below) access to additional capital; volatility in the market price of the Company's Securities; future sales of the Company's Securities; dilution of shareholder's holdings; negative operating cash flow; failure to obtain required regulatory and stock exchange approvals; limitations in the liquidity of the Company's Securities; health, safety and environmental risks; delays in obtaining or failure to obtain governmental permits, or non-compliance with permits; the fluctuating price of cannabis; the negative effects of interest rate and exchange rate changes to the market price or value of Debt Securities; depression of market price of Securities caused by sales of significant number of Common Shares; assessments by taxation authorities; the potential impact of health crises including the COVID-19 pandemic; litigation; risks related to the Company's status as a "foreign private issuer" under U.S. securities laws, including the loss of status thereof; risks related to the Company's status as an "emerging growth company" under U.S. securities laws, including the loss of status thereof; and the Company's ability to identify, complete and successfully integrate acquisitions.

This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements. Although the Company believes its expectations are based upon reasonable assumptions and have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. See the section entitled "Risk Factors" below, and in the section entitled "Risk Factors" in the Company's annual information form for the year ended December 31, 2019, dated January 27, 2021 (the "Annual Information Form"), and incorporated by reference herein, for additional risk factors that could cause results to differ materially from forward-looking statements.

Investors are cautioned not to put undue reliance on forward-looking statements. The forward-looking statements contained herein are made as of the date of this Prospectus and, accordingly, are subject to change after such date. The Company disclaims any intent or obligation to update publicly or otherwise revise any forward-looking statements or the foregoing list of assumptions or factors, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws. Investors are urged to read the Company's filings with Canadian securities regulatory agencies, which can be viewed online under the Company's profile on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com.

NON-IFRS MEASURES AND OTHER FINANCIAL MEASURES

This Prospectus, including the documents incorporated herein by reference, makes reference to certain non-IFRS financial measures including "Gross Margin", "EBITDA" and "Adjusted EBITDA". These performance measures do not have a standard meaning within IFRS and, therefore, amounts presented may not be comparable to similar data presented by other companies in the industry. These performance measures should not be considered in isolation as a substitute for measures of performance in accordance with IFRS.

The Company defines Gross Margin as the difference between revenue and cost of goods sold divided by revenue (expressed as a percentage), prior to the effect of a fair value adjustment for inventory and biological assets. The most directly comparable IFRS measure presented by IMCC in its financial statements is gross profit before fair value adjustments divided by revenue.

The Company defines EBITDA as income earned or lost from operations, as reported, before interest, tax, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, adjusted by removing other non-recurring or non-cash items, including the unrealized change in fair value of biological assets, realized fair value adjustments on inventory sold in the period, share-based compensation expenses, and revaluation adjustments of financial assets and liabilities measured on a fair value basis. The Company believes that Adjusted EBITDA is a useful financial metric to assess its operating performance on a cash adjusted basis before the impact of non-recurring or non-cash items.

These non-IFRS performance measures are included in this Prospectus, and the documents incorporated herein by reference, because these statistics are used to provide investors with supplemental measures of the Company's operating performance and thus highlight trends in the Company's core business that may not otherwise be apparent when relying solely on IFRS measures. The Company believes that securities analysts, investors and other interested parties frequently use non-IFRS financial measures in the evaluation of issuers. The Company also uses these non-IFRS financial measures in order to facilitate operating performance comparisons from period to period, to prepare annual operating budgets and forecasts and to determine components of management compensation. See the Interim MD&A for more details, including a reconciliation of the foregoing non-IFRS measures to their most directly comparable measures calculated in accordance with IFRS.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada, which have also been filed with, or furnished to, the SEC.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of IM Cannabis Corp. at Kibbutz Glil Yam, Central District, Israel 4690500, telephone +972-54-6687515  or email yael.h@imcannabis.com, and are also available electronically under the Company's profile at www.sedar.com.

The following documents, filed by the Company with the securities commissions or similar authorities in each of the provinces and territories of Canada, and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a) the Annual Information Form;

(b) the Company's audited consolidated financial statements as at and for the financial year ended December 31, 2019, and related notes thereto, together with the independent auditor's report thereon;

(c) the management's discussion and analysis for the year and three months ended December 31, 2019 and 2018;

(d) the Company's unaudited interim condensed consolidated financial statements for the three and nine-month periods ended September 30, 2020 and 2019, and related notes thereto (the "Interim Financial Statements");

(e) the management's discussion and analysis for the three and nine-month periods ended September 30, 2020 and 2019 (the "Interim MD&A");

(f) the management information circular of the Company dated February 5, 2020 in connection with the annual general meeting of shareholders of the Company held on March 16, 2020;

(g) the management information circular of the Company dated November 12, 2020 in connection with the special meeting of shareholders of the Company held on December 16, 2020;

(h) the material change report of the Company dated February 26, 2021 related to the announcement on February 25, 2021 that the Company's application to list the Company's common shares on the NASDAQ Capital Market was approved;

(i) the material change report of the Company dated February 26, 2021 related to the appointments of Brian Schinderle and Haleli Barath to the Company's board of directors and concurrent resignations of Rafael Gabay and Steven Mintz from the Company's board of directors on February 22, 2021;

(j) the material change report of the Company dated February 17, 2021 related to the completion of the Consolidation (as defined in "The Company" below) on February 12, 2021; and

(k) the material change report of the Company dated January 8, 2021 related to the announcement of the definitive arrangement agreement between the Company and Trichome (as defined below).

Any document of the type referred to in item 11.1 of Form 44-101F1 - Short Form Prospectus of National Instrument 44-101 - Short Form Prospectus Distributions ("NI 44-101") of the Canadian Securities Administrators (other than confidential material change reports, if any) filed by the Company with any securities commissions or similar regulatory authorities in Canada after the date of this Prospectus and all Prospectus Supplements disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada during the period that this Prospectus is effective shall be deemed to be incorporated by reference in this Prospectus. These documents are available on SEDAR, which can be accessed at www.sedar.com.

In addition, to the extent any such document is included in any report on Form 6-K furnished to the SEC or in any report on Form 40-F (or any respective successor form) filed with the SEC subsequent to the date of this Prospectus, such document shall be deemed to be incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part (in the case of any report on Form 6-K, if and to the extent expressly set forth in such report). In addition, any other report on Form 6-K and the exhibits thereto filed or furnished by the Company with the SEC, and any other reports filed, under the Exchange Act from the date of this Prospectus shall be deemed to be incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part, but only if and to the extent expressly so provided in any such report. The Company's current reports on Form 6-K and annual reports on Form 40-F are or will be made available on EDGAR at www.sec.gov.

The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.

When the Company files a new annual information form, audited consolidated financial statements and related management's discussion and analysis and, where required, they are accepted by the applicable securities regulatory authorities during the time that this Prospectus is valid, the previous annual information form, the previous audited consolidated financial statements and related management's discussion and analysis and all unaudited interim condensed consolidated financial statements and related management's discussion and analysis for such periods, all material change reports and any business acquisition report filed prior to the commencement of the Company's financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new unaudited interim condensed consolidated financial statements and related management's discussion and analysis being filed by the Company with the applicable securities regulatory authorities during the term of this Prospectus, all unaudited interim condensed consolidated financial statements and related management's discussion and analysis filed prior to the filing of the new unaudited interim condensed consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a management information circular in connection with an annual general meeting of shareholders being filed by the Company with the appropriate securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual general meeting of shareholders (unless such management information circular also related to a special meeting of shareholders) will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of any offering of Securities will be delivered to purchasers of Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering to which that Prospectus Supplement pertains.

MARKETING MATERIALS

Any "template version" of any "marketing materials" (as defined in National Instrument 41-101 - General Prospectus Requirements of the Canadian Securities Administrators) filed by the Company after the date of a Prospectus Supplement and before the termination of the distribution of Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed incorporated by reference in such Prospectus Supplement.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement on Form F-10 of which this Prospectus forms a part:

(a) the documents listed under "Documents Incorporated by Reference";

(b) powers of attorney from certain of the Company's directors and officers (included on the signature page to the Registration Statement);

(c) the consent of Kost Forer Gabay & Kasierer, a Member of Ernst & Young Global; and

(d) the form of indenture for any Debt Securities issued hereunder.

A copy of the form of warrant indenture or subscription receipt agreement, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

THE COMPANY

IMCC is a multi-country operator in the medical cannabis sector headquartered in Israel and with operations in Israel and Germany. In Israel, I.M.C. Holdings Ltd. ("IMC Holdings") built the IMC brand of premium medical cannabis products which have been cultivated over the last decade by Focus, an Israeli licensed cultivator over which IMC Holdings exercises "de facto control" under IFRS 10, and its cultivation partners, and sold in the Israeli market under the IMC brand. As part of its core Israeli business, the Company offers intellectual property-related services to the medical cannabis industry based on proprietary processes and technologies it developed for the production of medical cannabis products. The Company offers its intellectual property and consulting services to Focus pursuant to the commercial agreements in consideration for a share of its revenues resulting from the sales of medical cannabis products under the IMC brand.

In Europe, IMCC operates through Adjupharm GmbH, a German-based subsidiary and EU-GMP certified medical cannabis distributor, which provides the Company with a platform to establish and entrench its brand using its experience in the Israeli market. IMCC's European presence is augmented by strategic alliances with a network of certified suppliers and distributors to capitalize on the increased demand for medical cannabis products in Europe and bring the IMC brand and its product portfolio to European patients.

For further information regarding IMCC, see the Annual Information Form and other documents incorporated by reference in this Prospectus available at www.sedar.com under the Company's profile.

Recent Developments

Common Shares Consolidation

On February 12, 2021 the Company consolidated all of its issued and outstanding Common Shares on a four (4) to one (1) basis (the "Consolidation"). Following the Consolidation, the number of Listed Warrants outstanding was not altered; however, the exercise terms were adjusted such that four Listed Warrants are exercisable for one Common Share following the payment of an adjusted exercise price of $5.20.

All references to the Company's Common Shares and securities issuable into Common Shares such as Listed Warrants, incentive stock options ("Options"), broker compensation options ("Broker Options"), and restricted share units ("RSUs") in documents dated prior to February 12, 2021 that are incorporated by reference in this Prospectus, reflect pre-Consolidation amounts unless otherwise indicated.

Changes to Board of Directors

On February 22, 2021, the Company appointed Brian Schinderle and Haleli Barath to its board of directors (the "Board"). Both Mr. Schinderle and Ms. Barath are independent directors under applicable Canadian and United States securities laws. In conjunction with these appointments, Rafael Gabay and Steven Mintz concurrently resigned from the Board.

Listing on NASDAQ

On March 1, 2021, the Company's Common Shares commenced trading on NASDAQ under the ticker symbol "IMCC", making the Company the first Israeli medical cannabis operator to list its shares on NASDAQ. The listing is expected to increase access to investment in the Company for retail and institutional investors around the world, to improve liquidity of the Company's Common Shares and, in turn, optimize the Company's cost of capital.

Multi-year Supply Agreement

On March 8, 2021, the Company announced that Focus signed a multi-year supply agreement with GTEC Holdings Ltd. ("GTEC"), a Canadian licensed producer of handcrafted and high quality cannabis (the "GTEC Agreement"). According to the GTEC Agreement, Focus Medical will import GTEC's high-THC medical cannabis flower into Israel to be sold under the IMC brand. With the arrival of these commercial shipments, IMCC will launch a new category of imported premium indoor medical cannabis products under its well-established brand. The import of the Canadian-grown high-THC strains from GTEC's subsidiary, Grey Bruce Farms Incorporated ("GBF"), is expected to commence in Q2 2021, subject to fulfilling all regulatory requirements in relation to such import, including compliance with MOH regulations and receipt of a valid export license from Health Canada. According to the GTEC Agreement, Focus Medical will purchase a minimum quantity of 500 kg of high-THC medical cannabis flower from GBF and will be the exclusive recipient of GTEC cannabis products in the Israeli market for a period of 12 months from the date that the first shipment of GTEC products arrives in Israel (the "Exclusive Term"). The Exclusive Term can be extended under the terms of the GTEC Agreement by an additional 6 months. The agreement with GTEC further enhances IMCC's business presence in the North American legal cannabis market and adds another international supply partner to its network, following the listing of the Company's Common Shares on NASDAQ.

Update Regarding Impact of COVID-19 on Operations

The current global uncertainty with respect to the spread of COVID-19, the rapidly evolving nature of the pandemic and local and international developments related thereto and its effect on the broader global economy and capital markets may impact the Group's business in the coming months.

The Group has taken proactive measures to protect the health and safety of its employees in order to continue delivering high quality medical cannabis products to its patients and to maintain its financial health. The Company has postponed planned investments in certain jurisdictions until global economic risks subside, but it continues to focus on its acquisition strategy in North America and Europe. The Company also continues to develop the IMC brand by increasing physician awareness and engagement to drive sales of IMC-branded medical cannabis products in Germany and by seeking new supply and sales agreements in Israel.

While the precise impact of the COVID-19 outbreak on the Company remains unknown, the rapid spread of COVID-19 and declaration of the outbreak as a global pandemic have resulted in travel advisories and restrictions, certain restrictions on business operations, social distancing precautions and restrictions on group gatherings which are having direct impacts on businesses in Canada, Israel, Germany and elsewhere in the world. Such additional precautionary measures could also impact the Group's business. The spread of COVID-19 may also have a material adverse effect on global economic activity and could result in volatility and disruption to global supply chains and the financial and capital markets. These disruptions could cause interruptions in supplies and other services from third parties upon which the Group relies; decrease demand for products; and cause staff shortages, reduced customer traffic, and increased government regulation, all of which may materially and negatively impact the business, financial condition and results of operations of the Group. See "Risk Factors - COVID-19 and global health crisis".

RISK FACTORS

Before deciding to invest in the Securities, investors should carefully consider all of the information contained in, and incorporated or deemed to be incorporated by reference in, this Prospectus and any applicable Prospectus Supplement. An investment in the Securities is subject to certain risks, including risks related to the business of the Group and risks related to the Company's securities described in the documents incorporated or deemed to be incorporated by reference in this Prospectus. See the risk factors below, "Risk Factors" section in the Annual Information Form and the "Risk Factors" section of any applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein. Each of the risks described in these sections and documents could materially and adversely affect the Group's business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to the Company or that the Company currently deem immaterial may also impair the Group's business, financial condition, results of operations and prospects.

These risk factors, together with all other information included or incorporated by reference in this Prospectus, including, without limitation, information contained in the section "Cautionary Note Regarding Forward-Looking Statements" as well as the risk factors set out below, should be carefully reviewed and considered by investors.

Some of the factors described herein, in the documents incorporated or deemed incorporated by reference herein are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the adverse effects set out in the risk factors described herein, or in another document incorporated or deemed incorporated by reference herein occur, it could have a material adverse effect on the business, financial condition, results of operations and prospects of the Company or Group. Additional risks and uncertainties of which the Company currently is unaware of or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Group's business, financial condition, results of operations and prospects. The Company cannot provide assurance that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the adverse effects set out in the risk factors herein, or in the other documents incorporated or deemed incorporated by reference herein or other unforeseen risks.

Consolidation of Focus Financial Results under IFRS 10 and Maintenance of Common Control

The Company complies with IFRS 10, which applies a single consolidation model using a definition of "control" that requires an investor (as defined in IFRS 10) to consolidate an investee (as defined in IFRS 10) where: (i) the investor has power over the investee; (ii) the investor has exposure or rights to variable returns from involvement with the investee; and (iii) the investor can use its power over the investee to affect the amount of the investor's returns.

Subsequent to the restructuring of IMC Holdings on April 2, 2019, the Company analyzed the terms of the contractual agreements with Focus in accordance with IFRS 10 to conclude whether it should continue to consolidate the accounts of Focus in its financial statements.

Under IFRS 10, consolidation occurs when an investor can exercise control over an investee. Control is achieved through voting rights or other evidence of power. Where there are no direct holdings, under IFRS 10, an investor (as defined in IFRS 10) should consider other evidence of power and ability to unilaterally direct an investee's (as defined in IFRS 10) relevant activities. In view of the contractual agreements and the guidance in IFRS 10, notwithstanding that the Company has no direct or indirect ownership of Focus, it has sufficient rights to unilaterally direct the relevant activities (a concept known as "de facto control"), mainly due to the following:

(a) the Company receiving economic benefits from Focus (and the terms of the contractual agreements between the Company and Focus cannot be changed without the approval of the Company);

(b) the Company having the option to purchase the divested 74% interest in Focus held by Oren Shuster, the Chief Executive Officer, director and a promoter of the Company, and Rafael Gabay, a consultant, former director and a promoter of the Company;

(c) Messrs. Shuster and Gabay each being a director of Focus (while Mr. Shuster concurrently being a director and substantial shareholder of the Company and Mr. Gabay concurrently being a substantial shareholder of the Company); and

(d) the Company providing management and support activities to Focus through a services agreement.

Accordingly, under IFRS 10, the Company has "de facto control" over Focus, and therefore consolidates the financial results of Focus in the Company's financial statements.

Any failure of the Company or Messrs. Oren Shuster and Rafael Gabay to maintain "de facto control" over Focus as defined under IFRS 10 could alter the Company's consolidation model, potentially resulting in a material adverse effect on the business, results of operations and financial condition of the Company.

COVID-19 and global health crisis

The COVID-19 global outbreak and efforts to contain it may have an impact on the Group's business. The Group has implemented various safety measures onsite to ensure the safety of its employees and contractors. The Group continues to monitor the situation and the impact that COVID-19 may have its operations. Should COVID-19 spread, travel bans remain in place or should a significant part of the Group's team members or consultants become infected, the Group's ability to continue operations may be impacted. Similarly, the Company's ability to obtain financing and the ability of the Group's vendors, suppliers, consultants and partners to meet obligations may be impacted as a result of COVID-19 and efforts to contain the virus.

Reliance on Focus Facility

Focus' license from the Israeli Ministry of Health ("MOH") to propagate and cultivate medical cannabis in the State of Israel (the "Focus License") is specific to the propagation and cultivation facility in Moshav Sde Avraham, Israel, operated by Focus (the "Focus Facility") and both must remain in good standing for Focus to conduct the medical cannabis activities authorized thereunder. Adverse changes or developments affecting the Focus Facility, including but not limited to the failure to maintain all requisite regulatory and ancillary permits and licenses, the failure to comply with state or municipal regulations, or a breach of security, could have a material adverse effect on the Group's business, financial condition, results of operations and prospects.

In addition, any breach of the long-term land lease agreement between Focus and the landowners on which the Focus Facility is built and operated (the "Focus Lease Agreement") or any failure to renew the Focus Lease Agreement, on materially similar or more favorable terms, may have a material adverse effect on the Group's business, financial condition, results of operations and prospects, and could also have an impact on Focus' ability to continue operating under the Focus License or to renew the Focus License.

The Focus Facility is subject to state and municipal regulation and oversight, including the acquisition of all required regulatory and ancillary permits to conduct operations or undertake any construction. Any breach of regulatory requirements, security measures or other facility requirements, including any failure to comply with recommendations or requirements arising from inspections by government regulators at all levels, could also have an impact on Focus' ability to maintain the Focus Lease Agreement and/or keep the Focus Facility in good standing, and to continue operating under the Focus License or the prospect of renewing the Focus License.

The Focus Facility continues to operate with routine maintenance. Focus will bear many, if not all, of the costs of maintenance and upkeep of the Focus Facility, including replacement of components over time. Focus' operations and the Group's financial performance may be adversely affected if Focus is unable to keep up with maintenance requirements.

In December 2020, the municipal committee presiding over planning and construction in southern Israel (the "Construction Committee") advised Focus that it was the subject of certain allegations regarding inadequate permitting for construction relating to the Focus Facility (the "Construction Allegations"). Focus' shareholders and directors, including Oren Shuster and Rafael Gabay, received a summons and have testified before the Construction Committee. In January 2021, the MOH advised Focus that it had received a complaint of the same nature as the Construction Allegations (the "MOH Allegations"). Focus is fully cooperating with the ongoing investigations of both the Construction Committee and the MOH. As of the date of this Prospectus, no formal legal proceedings have been commenced against any of Focus, Mr. Shuster or Mr. Gabay. In the event that formal legal proceedings in respect of the Construction Allegations and/or the MOH Allegations are launched, potential consequences of any negative outcome may include, but are not limited to: (i) criminal charges against any or all of Focus or Focus' shareholders and directors, including Mr. Shuster and Mr. Gabay; (ii) monetary penalties or fines; (iii) temporary or permanent suspension of the Focus License; and (iv) other consequences that may limit, in part or as a whole, Focus' operations under the Focus License. A negative outcome to the Construction Allegations or the MOH Allegations may have a material adverse effect on the business, results of operations and financial conditions of the Group.

Completion of Trichome Transaction

There is no guarantee that the Trichome Transaction will be completed in the currently proposed form, if at all, nor is there any guarantee that the Company will be able to continue developing operations in its current jurisdictions or expand into new jurisdictions. Any such activities will require, among other things, various regulatory, court, securityholder, stock exchange and other third-party approvals, licenses and permits and there is no guarantee that all required approvals, licenses and permits will be obtained in a timely fashion or at all.

Negative cash flow from operations

During the nine months ended September 30, 2020 and year ended December 31, 2019, the Company had negative cash flows from operating activities. Although the Company expects to generate positive cash flows from its future operating activities, there is no assurance that it will achieve this objective. If operational cash flows continue to be negative, the Company may be required to fund future operations with alternative financing options such as offerings of securities.

Capital resources

Historically, capital requirements have been primarily funded through the proceeds obtained from the Company's previously completed October 2019 private placement of subscription receipts of the Company, exercises of outstanding securities of the Company, and its Israeli operations. Factors that could affect the availability of financing necessary to implement the Group's business objectives include the progress and results of the Group's expansion efforts, the state of international debt and equity markets, and investor perceptions and expectations of the global cannabis markets and the cannabis markets in Israel, Europe and Canada. There can be no assurance that such financing will be available in the amount required at any time or for any period or, if available, that it can be obtained on terms satisfactory to the Company. Based on the amount of funding raised, the Group's planned business objectives may be postponed, or otherwise revised, as necessary.

Discretion in the Use of Proceeds

While detailed information regarding the use of proceeds from the sale of the Securities will be described in the applicable Prospectus Supplement, the Company will have broad discretion over the use of net proceeds from an offering by the Company of its securities. There may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. In such circumstances, the net proceeds will be reallocated at the Company's sole discretion.

Management will have discretion concerning the use of proceeds scribed in the applicable Prospectus Supplement as well as the timing of their expenditures. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Management may use the net proceeds described in a Prospectus Supplement in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, the Group's results of operations may suffer.

Securities of IMCC are subject to price volatility

Capital and securities markets have a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Factors unrelated to the financial performance or prospects of IMCC include macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries or asset classes. There can be no assurance that fluctuations in cannabis prices will not occur. As a result of any of these factors, the market price of securities of IMCC at any given time may not accurately reflect the long-term value of IMCC.

In the past, following periods of volatility in the market price of a company's securities, shareholders have instituted class action securities litigation against them. Such litigation, if instituted, could result in substantial cost and diversion of management attention and resources, which could significantly harm profitability and the reputation of IMCC.

Changes in interest rates may cause the value of the Debt Securities to decline.

Prevailing interest rates will affect the value of the Debt Securities. The value of the Debt Securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Fluctuations in foreign currency markets may cause the value of the Debt Securities to decline.

Debt Securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable Prospectus Supplement.

Sales of a significant number of Common Shares in the public markets, or the perception of such sales, could depress the market price of the Common Shares

Sales of a substantial number of Common Shares or other equity-related securities in the public markets by the Company or its shareholders could depress the market price of the Company's securities and impair the Company's ability to raise capital through the sale of additional equity securities. The Company cannot predict the effect that future sales of Common Shares or other equity-related securities would have on the market price of the Common Shares or Listed Warrants. The price of the Common Shares or Listed Warrants could be affected by possible sales of the Common Shares or Listed Warrants by hedging or arbitrage trading activity. If the Company raises additional funding by issuing additional equity securities, such financing may substantially dilute the interests of shareholders of the Company and reduce the value of their investment.

Holders of Common Shares will be diluted

The Company may issue additional securities in the future, which may dilute a shareholder's holdings in the Company and reduce the value of its investment. The Company's articles permit the issuance of an unlimited number of Common Shares, and shareholders will have no pre-emptive rights in connection with such further issuance. The directors of the Company have discretion to determine the price and the terms of further issuances. Moreover, additional Common Shares will be issued by the Company on the exercise of Options under the Company's incentive stock option plan (the "Plan") and upon the exercise of outstanding Warrants and Broker Options.

As of the date of this Prospectus, the Plan is subject to a maximum number of Common Shares reserved for issuance of 10% of the issued and outstanding Common Shares on a rolling basis (the "Option Cap"). Subject to shareholder approval, the Option Cap may be increased to a higher percentage of Common Shares issued and outstanding. As a result, additional dilution may occur if more options are issued under the increased Option Cap.

Market for Securities

There is currently no market through which the Company's Securities, other than its Common Shares and Listed Warrants, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, such unlisted Securities may not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell such unlisted Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares and Listed Warrants, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Company's Securities, other than its Common Shares and Listed Warrants, will develop or, if developed, that any such market, including for Common Shares and Listed Warrants, will be sustained.

Risks relating to the Company's status as a "foreign private issuer" under U.S. securities laws

The Company is a "foreign private issuer", under applicable U.S. federal securities laws, and is, therefore, not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, the Company is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, the Company does not file the same reports that a U.S. domestic issuer would file with the SEC, although the Company is required to file with or furnish to the SEC the continuous disclosure documents that it is required to file in Canada under Canadian securities laws. In addition, the Company's officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act. Therefore, the Company's shareholders may not know on as timely a basis when the Company's officers, directors and principal shareholders purchase or sell Common Shares, as the reporting periods under the corresponding Canadian insider reporting requirements are longer.

As a foreign private issuer, the Company is exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. The Company is also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While the Company complies with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, the Company may not be required under the Exchange Act to file annual and quarterly reports with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act.

In addition, as a foreign private issuer, the Company has the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that the Company disclose the requirements it is not following and describe the Canadian practices it follows instead. The Company may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters. As a result, the Company's shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all corporate governance requirements.

The Company may lose its status as a foreign private issuer under U.S. securities laws

In order to maintain its status as a foreign private issuer, a majority of the Company's Common Shares must be either directly or indirectly owned by non-residents of the U.S. unless the Company also satisfies one of the additional requirements necessary to preserve this status. The Company may in the future lose its foreign private issuer status if a majority of its Common Shares are held in the U.S. and if the Company fails to meet the additional requirements necessary to avoid loss of its foreign private issuer status. The regulatory and compliance costs under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs incurred as a Canadian foreign private issuer eligible to use the MJDS. If the Company is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, the Company may lose the ability to rely upon exemptions from NASDAQ corporate governance requirements that are available to foreign private issuers.

Risks relating to the Company's status as an "emerging growth company" under U.S. securities laws

The Company is an "emerging growth company" as defined in section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and the Company will continue to qualify as an emerging growth company until the earliest to occur of: (a) the last day of the fiscal year during which the Company has total annual gross revenues of US$1,070,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of the fiscal year of the Company following the fifth anniversary of the date of the first sale of common equity securities of the Company pursuant to an effective registration statement under the U.S. Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than US$1,000,000,000 in non-convertible debt; and (d) the date on which the Company is deemed to be a "large accelerated filer", as defined in Rule 12b-2 under the Exchange Act. The Company will qualify as a large accelerated filer (and would cease to be an emerging growth company) at such time when on the last business day of its second fiscal quarter of such year the aggregate worldwide market value of its common equity held by non-affiliates will be US$700,000,000 or more.

For so long as the Company remains an emerging growth company, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Company cannot predict whether investors will find the Common Shares less attractive because the Company relies upon certain of these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Common Share price may be more volatile. On the other hand, if the Company no longer qualifies as an emerging growth company, the Company would be required to divert additional management time and attention from the Company's development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Company's business, financial condition and results of operations.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of the Company, on a consolidated basis, since the date of the Interim Financial Statements, except (i) the resulting decrease in number of Common Shares issued and outstanding pursuant to the Consolidation; (ii) the resulting decrease in number of Options issued and outstanding pursuant to a consolidation of 4 pre-consolidation options to 1 post-consolidation option, in connection with the Consolidation; (iii) the issue of 235,500 Options and forfeiture of 94,165 Options pursuant to the Company's stock option plan, on a post-consolidated basis; (iv) the issue of 379,292 Common Shares issued pursuant to the exercise  of 412,963 Options, including cashless exercises; (v) the issue of 150,472 Common Shares issued pursuant to the exercise of 601,887 Warrants; and (vi) the issue of 66,320 Common Shares and 33,158 Warrants issued pursuant to the exercise of 265,282 Broker Options. As at market close on March 11, 2021, the Company had:

(a) 40,258,821 Common Shares issued and outstanding;

(b) 9,390,324  Warrants issued and outstanding, including:

(i) 9,289,038  Listed Warrants expiring October 11, 2021, whereby four Listed Warrants are required to be exercised to purchase one Common Share at an adjusted exercise price of $5.20, with such Listed Warrants listed for trading on the CSE; and

(ii) 101,286  unlisted Warrants expiring August 30, 2022 (the "Unlisted Warrants"), whereby four Unlisted Warrants are required to be exercised to purchase one Common Share at an adjusted exercise price of $5.20, with such Unlisted Warrants issued as a result of exercises of Broker Options and not listed for trading on any exchanges;

(c) 674,414 Broker Options expiring on August 30, 2022, whereby four Broker Options are required to be exercised to purchase one unit at an adjusted exercise price of $4.20, with each unit exercisable into one Common Share and one-half of one Warrant, with each whole Warrant expiring on August 30, 2022 and exercisable to purchase one Common Share at an exercise price of $5.20;

(d) 2,924,055 Options expiring between October 2022 and October 2029, with a weighted average exercise price of $2.56 per Common Share and each Option exercisable into one Common Share; and

(e) No RSUs issued and outstanding.

THE ACQUISITION

On December 30, 2020, the Company and Trichome Financial Corp. ("Trichome") entered into a definitive agreement to combine their businesses pursuant to a plan of arrangement (the Company and Trichome, together, the "Combined Company") to be completed under the Business Corporations Act (Ontario) (the "Trichome Transaction"). Trichome is a specialty finance company focused on providing flexible and creative capital solutions to the global legal cannabis market. It also acts through its wholly-owned subsidiary, Trichome JWC Acquisition Corp. d/b/a JWC in the adult-use recreational cannabis market in Canada. Under the terms of the Trichome Transaction, the Company will issue 0.24525 Common Shares to Trichome shareholders for each common share of Trichome (the "Consideration"). As of February 16, 2021, the Company expects that the Consideration will total approximately 10,107,631 Common Shares. The terms of the Trichome Transaction, including the Consideration, are the result of arm's length negotiations between certain representatives of the Company and Trichome and their respective advisors. Once the Trichome Transaction is completed, the Combined Company will be the only multi-country operator with established cannabis operations in Israel, Europe and Canada.

Upon completion of the Trichome Transaction, the Company's securityholders will own approximately 79.78% of the Combined Company's outstanding shares and former Trichome securityholders will own approximately 20.12%. Oren Shuster will remain Chief Executive Officer of the Combined Company while Michael Ruscetta and Howard Steinberg are expected to lead the Combined Company's North American operations. The Trichome Transaction is expected to occur on or about March 18, 2021. Despite any expectations of the completion of the Trichome Transaction, or timing thereof, from the Company, the Company makes no assurance that the Trichome Transaction will be completed in a timely manner or at all. See "Risk Factors - Completion of Trichome Transaction".

Trichome is not an informed person, associate or affiliate of the Company; however, Marc Lustig, the executive chairman and a director of the Company, was a director of Trichome at the time of voting for the Trichome Transaction. Accordingly, Mr. Lustig had a disclosable interest with respect to the Trichome Transaction and, in accordance with Canadian corporate law requirements, he declared the nature and extent of his interest in the Trichome Transaction and recused himself from consideration and voting on the Trichome Transaction as a director. As of the date of this Prospectus, Mr. Lustig continues to serve as executive chairman and director of the Company and as a director of Trichome.

USE OF PROCEEDS

The use of proceeds from the sale of Securities, including any determinable business objectives and milestones at the applicable time, will be described in a Prospectus Supplement relating to a specific issuance of Securities. Among potential uses, the Company may use the net proceeds from the sale of Securities for future acquisitions, for capital expenditures and for general corporate and working capital purposes. Each applicable Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities by the Company. Although the Company expects to generate positive cash flows from its future operating activities, the Company currently has negative cash flow from operating activities. To the extent that the Company has negative cash flows in future periods in excess of net proceeds from the sale of Securities, it may need to deploy a portion of net proceeds from the sale of Securities to fund such negative cash flow. Any unallocated funds raised from any Offerings under this Prospectus will be added to the working capital of the Company and will be expended at the discretion of management. The Chief Financial Officer of the Company is responsible for the supervision of the allocation of funds according to the Company's business objectives. See "Risk Factors - Discretion in the Use of Proceeds".

As at the date of this Prospectus, the Company has approximately $23,000,000 in working capital. Based on cash or cash equivalents of approximately $2,200,000 available and the Company's working capital position as at the date of this Prospectus, the Company expects to have sufficient funds available to fund its projected cash burn rate for approximately twenty-four months following the date of this Prospectus without requiring alternative sources of funding. See "Risk Factors - Capital resources".

PLAN OF DISTRIBUTION

The Company may from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities. We may issue and sell up to US$250,000,000, in the aggregate, of Securities.

We may offer and sell the Securities through underwriters or dealers, directly to one or more purchasers or through agents. We may offer Securities in the same offering, or we may offer Securities in separate offerings. Each Prospectus Supplement, to the extent applicable, will describe the number and terms of the Securities to which such Prospectus Supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such Securities, the public offering or purchase price of such Securities and our net proceeds. The Prospectus Supplement will also include any underwriting discounts or commissions and other items constituting underwriters' compensation and will identify any securities exchanges on which the Securities may be listed.

The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price, at varied prices determined at the time of sale, or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the CSE, NASDAQ or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of the Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with such Securities offered by that Prospectus Supplement.

Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market distribution" as defined in NI 44-102 and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares or Listed Warrants, or sales made to or through a market maker other than on a securities exchange. In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

No underwriter or dealer involved in an "at-the-market distribution" as defined in NI 44-102, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with an underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under the at-the-market prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

The Company may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Each class or series of Securities, other than the Common Shares and Listed Warrants, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities. Unless otherwise specified in the applicable Prospectus Supplement, we do not intend to list any of the Securities other than the Common Shares and Listed Warrants on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no trading market through which the Securities, other than the Common Shares and Listed Warrants, may be sold and purchasers may not be able to resell any such unlisted Securities purchased under this Prospectus. This may affect the pricing of such unlisted Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such unlisted Securities and the extent of issuer regulation. See "Risk Factors". No assurances can be given that a market for trading in unlisted Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the unlisted Securities are listed on a securities exchange.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

Common Shares

The Company is authorized to issue an unlimited number of the Common Shares. As of March 11, 2021, there were 40,258,821 Common Shares issued and outstanding. The holders of Common Shares are entitled to receive notice of and to attend any meeting of the shareholders of the Company and are entitled to one vote for each Common Share held (except at meetings at which only the holders of another class of shares, if applicable, are entitled to vote). The holders of Common Shares are entitled to receive dividends, on a pro rata basis, if, as and when declared by the Board and, subject to the prior satisfaction of all preferential rights, to participate rateably in the net assets of the Company in the event of any dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or other distribution of assets of the Company among shareholders for the purposes of winding up its affairs. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

The holders of Common Shares are entitled to receive dividends if, as and when, declared by the Board. The Company anticipates using all available cash resources toward its stated business objectives. As such, the Company does not anticipate the payment of dividends in the foreseeable future. At present, the Company's policy is to retain earnings, if any, to finance its business operations. The payment of dividends in the future will depend upon, among other factors, the Company's earnings, capital requirements and operating financial conditions.

Warrants

As of March 11, 2021, there are 9,390,324 Warrants outstanding to purchase 2,347,581 Common Shares. The Company may in the future issue Warrants to purchase Common Shares. Warrants may be issued independently or together with other Securities and may be attached to or separate from those Securities. Warrants will be issued under one or more warrant indentures, including supplemental indentures to one of our existing warrant indentures, to be entered into between the Company and one or more banks or trust companies acting as warrant agent, to be named in the relevant Prospectus Supplement, which will establish the terms and conditions of the Warrants. A copy of any warrant indenture or supplemental warrant indenture relating to an offering of Warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

The following description sets forth certain general terms and provisions of the Warrants and is not intended to be complete. You should read the particular terms of the Warrants that are offered by us, which will be described in more detail in any applicable Prospectus Supplement. The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant indenture and the Prospectus Supplement describing such warrant indenture. The Prospectus Supplement will also state whether any of the general provisions summarized below do not apply to the Warrants being offered.

Any Prospectus Supplement relating to any Warrants the Company offers will describe the terms of the Warrants and include specific terms relating to their offering. All such terms will comply with the requirements of the CSE and NASDAQ relating to Warrants. This description will include, where applicable:

  the designation and aggregate number of Warrants offered;

  the price at which the Warrants will be offered;

  the currency or currencies in which the Warrants will be offered;

  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

  the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share, or (iii) the expiry of the Warrants;

  whether the Company will issue fractional Common Shares;

  whether the Company have applied to list the offered Warrants on a securities exchange;

  the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

  the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;

  whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  material United States and Canadian federal income tax consequences of owning the Warrants; and

  any other material terms or conditions of the Warrants.

The holders of Warrants will not be shareholders of the Company. Holders of Warrants are entitled only to receive the Common Shares subject to the Warrants on satisfaction of the conditions provided in the warrant indenture or supplemental warrant indenture.

Subscription Receipts

As of March 11, 2021, there are no Subscription Receipts outstanding. The Company may issue Subscription Receipts that will entitle holders to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Debt Securities, Units or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent"), to be named in the relevant Prospectus Supplement, which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent. A copy of any Subscription Receipt Agreement will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. You should read the particular terms of the Subscription Receipts that are offered by us, which will be described in more detail in any applicable Prospectus Supplement. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Prospectus Supplement will also state whether any of the general provisions summarized below do not apply to the Subscription Receipts being offered.

Any Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the terms of the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the CSE and NASDAQ relating to Subscription Receipts. This description will include, where applicable:

  the designation and aggregate number of Subscription Receipts offered;

  the price at which the Subscription Receipts will be offered;

  the currency or currencies in which the Subscription Receipts will be offered;

  the conditions (the "Release Conditions") that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants, Debt Securities, Units or any combination thereof;

  the designation, number and terms of the Common Shares, Warrants, Debt Securities, Units or any combination thereof to be received by holders of Subscription Receipts upon satisfaction of the Release Conditions, and the procedures that will result in the adjustment of those numbers;

  the procedures for the issuance and delivery of the Common Shares, Warrants, Debt Securities, Units or any combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

  whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants, Debt Securities, Units or any combination thereof upon satisfaction of the Release Conditions;

  the identity of the Escrow Agent;

  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, Warrants, Debt Securities, Units or any combination thereof pending satisfaction of the Release Conditions;

  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

  if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

  procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

  whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

  whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants or other securities of the Company, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

  whether we have applied to list the Subscription Receipts on a securities exchange;

  material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

  any other material terms or conditions of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Debt Securities, Units or any combination thereof on satisfaction of the conditions provided in the Subscription Receipt Agreement, including the satisfaction of any cash payment provided in the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. The Common Shares, Warrants, Debt Securities, Units or any combination thereof may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Rescission

The Subscription Receipt Agreement will also provide that any material misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will also describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or by a consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement. The Subscription Receipt Agreement will also specify that the Company may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Debt Securities

As of March 11, 2021, there are no Debt Securities outstanding. The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Debt Securities that we may offer under this Prospectus, which may be issued in one or more series. Debt Securities may be offered independently or together with other Securities.

General

The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The descriptions of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  the specific designation of the Debt Securities;
  any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;
  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;
  the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;
  the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;
  the covenants applicable to the Debt Securities;
  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;
  the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;
  whether the Debt Securities will be secured or unsecured;
  whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;
  whether the Debt Securities will be issuable in the form of registered global securities, and, if so, the identity of the depositary for such registered global securities;
  the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than denominations of $5,000;
  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;
  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;
  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and
  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

Rights of Holders Prior to Exercise

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to the conversion of such Debt Securities, holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

Global Securities

We may issue Debt Securities in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Units

As of March 11, 2021, there are no Units outstanding. The Company may issue Units consisting of one or more Common Shares, Warrants, Subscription Receipts, Debt Securities or any combination of such Securities. You should read the particular terms of the Units that are offered by us, which will be described in more detail in any applicable Prospectus Supplement.

Any Prospectus Supplement relating to any Units the Company offers will describe the terms of the Units and include specific terms relating to their offering. All such terms will comply with the requirements of the CSE and NASDAQ relating to Units. This description will include, where applicable:

  the designation and aggregate number of Units being offered;

  the price at which the Units will be offered;

  the designation and terms of the Units and the applicable Securities included in the Units;

  the description of the terms of any agreement governing the Units;

  any provision for the issuance, payment, settlement, transfer or exchange of the Units;

  the date, if any, on and after which the Units may be transferable separately;

  whether we have applied to list the Units on a securities exchange;

  material United States and Canadian federal tax consequences of owning the Units;

  how, for federal income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities; and

  any other material terms or conditions of the Units.

The foregoing summary of certain of the principal provisions of the Securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable Prospectus Supplement under which any Securities are being offered.

CERTAIN CANADIAN AND UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will include a general summary of certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities hereunder. The applicable Prospectus Supplement may also describe certain United States federal income tax consequences which may be applicable to a purchaser of Securities hereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PRIOR SALES

Information in respect of Common Shares that the Company issued within the previous 12-month period, and in respect of securities that are convertible or exchangeable into Common Shares, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading under the symbol "IMCC" on the CSE, and since March 1, 2021, on NASDAQ. The Listed Warrants are listed and posted for trading on the CSE under the symbol "IMCC.WT". Information in respect of trading price and volume of the Common Shares and Listed Warrants during the previous 12-month period will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PROMOTERS

Oren Shuster, Chief Executive Officer and director of the Company and Rafael Gabay, a consultant and former director of the Company, may be considered to be promoters because they founded and organized the business of IMC Holdings prior to the Company's reverse takeover transaction with IMC Holdings that was completed on October 11, 2019. Mr. Shuster is a resident of Ra'anana, Israel and controls 9,135,137 Common Shares, representing 22.69% of the issued and outstanding Common Shares on a non-diluted basis. Mr. Gabay is a resident of Ganot, Israel and controls 8,090,720 Common Shares, representing 20.10% of the issued and outstanding Common Shares on a non-diluted basis. 9,133,602 Common Shares and 8,089,185 Common Shares are held directly by Oren Shuster and Rafael Gabay, respectively, and 1,535 Common Shares are owned by Ewave Group Ltd., an entity which is jointly owned and controlled by Messrs. Shuster and Gabay.

Messrs. Shuster and Gabay currently hold 74% ownership interest in Focus (the "Focus Interest"). IMC Holdings has the option to purchase the Focus Interest at an aggregate exercise price of NIS 102.78 per share of Focus, which is equal to the price paid by Messrs. Shuster and Gabay to acquire the Focus Interest, expiring April 2, 2029, for a total consideration of NIS 2,756,500.

No promoter of the Company is, as at the date of this Prospectus, or has been within 10 years prior to the date of this Prospectus, a director, chief executive officer, or chief financial officer of any person or company, that:

(a) was subject to an order that was issued while the promoter was acting in such capacity; or

(b) was subject to an order that was issued after the promoter ceased to act in such capacity and which resulted from an event that occurred while the promoter was acting in such capacity.

No promoter of the Company is, as at the date of this Prospectus, or has been within the 10 years prior to the date of this Prospectus, a director or executive officer of any person or company that, while the promoter was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

No promoter of the Company has, within the 10 years prior to the date of this Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the promoter.

LEGAL MATTERS

Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by Gowling WLG (Canada) LLP, with respect to Canadian legal matters, and by Dorsey & Whitney LLP, with respect to United States legal matters. As of the date hereof, partners and associates of Gowling WLG (Canada) LLP as a group, own, directly or indirectly, in the aggregate, less than 1% or no securities of the Company.

EXPERTS

Kost, Forer, Gabbay & Kasierer, a Member of Ernst & Young Global, the auditors of the Company, have prepared the Independent Auditors Report dated April 20, 2020 and audited the consolidated financial statements of the Company as of and for the years ended December 31, 2019 and 2018. The auditors of the Company have confirmed that they are independent with respect to the Company within the meaning of the Securities Act of 1933 and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, located at 144 Menachem Begin Road, Building A, Tel-Aviv 6492102, Israel.

TRANSFER AGENT AND REGISTRAR

Computershare Investor Services Inc., located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9, is the transfer agent and registrar for the Common Shares and warrant agent for the Listed Warrants.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

The Business Corporations Act (British Columbia) (the "BCBCA") provides that a company may:

(a) indemnify an eligible party (as defined below) against all eligible penalties (as defined below) to which the eligible party is or may be liable; and

(b) after the final disposition of an eligible proceeding (as defined below), pay the expenses (as defined below) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding.  The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding, if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purposes of the BCBCA, an "eligible party", in relation to a company, means an individual who:

(a) is or was a director or officer of the company;

(b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the company, or (ii) at the request of the company; or

(c) at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An "associated corporation" means a corporation or entity referred to in paragraph (b) or (c) of the definition of "eligible party" above.

An "eligible penalty" under the BCBCA means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An "eligible proceeding" under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

"expenses" include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

A "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

(a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(a) order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b) order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c) order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(d) order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order; or

(e) make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

The Registrant's articles define "eligible penalty" to mean a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.  An "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Registrant (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Registrant (a) is or may be joined as a party; or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

The Registrant's articles, subject to the BCBCA, provide that the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.  Each director and alternate director is deemed to have contracted with the Registrant on the aforementioned terms.

The Registrant's articles further provide that subject to any restrictions in the BCBCA, the Registrant may indemnify any person and that the failure of a director, alternate director or officer of the Registrant to comply with the BCBCA or the Registrant's articles does not invalidate any indemnity to which he or she is entitled under the Registrant's articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (i) is or was a director, alternate director, officer, employee or agent of the Registrant; (ii) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; (iii) at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; (iv) at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

The Registrant maintains directors' and officers' liability insurance coverage through primary and Side A policies covering the Registrant and its subsidiaries, with annual aggregate policy limits of US$5,000,000, subject to a corporate self-retention of US$5,000,000.  This insurance provides indemnity to the Registrant and to its directors and officers as required or permitted by law for liability claim damages, including legal costs, incurred by officers, directors and alternate directors in their capacity as such.  This policy, subject to its terms and conditions, may also provide coverage directly to individual directors and officers if they are not indemnified by the Registrant. The insurance coverage for directors and officers is subject to various terms, conditions, and exclusions.

* * *

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Annual Information Form of the Registrant dated January 27, 2021 (incorporated by reference from Exhibit 99.79 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.2

The Registrant's Audited Consolidated Financial Statements as at and for the financial year ended December 31, 2019, and related notes thereto, together with the independent auditor's report thereon (incorporated by reference from Exhibit 99.2 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.3

Management's Discussion and Analysis for the year and three months ended December 31, 2019 and 2018 (incorporated by reference from Exhibit 99.1 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.4

The Registrant's Unaudited Interim Condensed Consolidated Financial Statements for the three and nine-month periods ended September 30, 2020 and 2019, and related notes thereto (incorporated by reference from Exhibit 99.68 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.5

Management's Discussion and Analysis for the three and nine-month periods ended September 30, 2020 and 2019 (incorporated by reference from Exhibit 99.67 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.6

The Management Information Circular of the Registrant dated February 5, 2020 in connection with the annual general meeting of shareholders of the Registrant held on March 16, 2020 (incorporated by reference from Exhibit 99.13 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.7

The Management Information Circular of the Registrant dated November 12, 2020 in connection with the special meeting of shareholders of the Registrant held on December 16, 2020 (incorporated by reference from Exhibit 99.64 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.8

The Material Change Report of the Registrant dated January 8, 2021 related to the announcement of the definitive arrangement agreement between the Registrant and Trichome Financial Corp. (incorporated by reference from Exhibit 99.74 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.9

The Material Change Report of the Registrant dated February 17, 2021 related to the completion of the consolidation of the Registrant's common shares on a four to one basis on February 12, 2021 (incorporated by reference from Exhibit 99.3 to the Registrant's Form 6-K, filed with the Commission on March 9, 2021)

4.10

The Material Change Report of the Registrant dated February 26, 2021 related to the appointments of Brian Schinderle and Haleli Barath to the Registrant's board of directors and concurrent resignations of Rafael Gabay and Steven Mintz from the Registrant's board of directors on February 22, 2021 (incorporated by reference from Exhibit 99.6 to the Registrant's Form 6-K, filed with the Commission on March 9, 2021)

4.11

The Material Change Report of the Registrant dated February 26, 2021 related to the Registrant's announcement on February 25, 2021 that its application to list the Registrant's common shares on the NASDAQ Capital Market was approved (incorporated by reference from Exhibit 99.7 to the Registrant's Form 6-K, filed with the Commission on March 9, 2021)

5.1		Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global

6.1		Powers of Attorney (included on the signature page of this Registration Statement).

7.1	*	Form of Indenture

*To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

        A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.

       Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glil Yam, Country of Israel on March 12, 2021.

IM CANNABIS CORP.

By:	/s/ Oren Shuster
	Name:	Oren Shuster
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Oren Shuster and Shai Shemesh or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date
/s/ Oren Shuster Oren Shuster	Chief Executive Officer and Director	March 12, 2021
/s/ Shai Shemesh Shai Shemesh	Chief Financial Officer	March 12, 2021
/s/ Marc Lustig Marc Lustig	Director	March 12, 2021

/s/ Vivian Bercovici Vivian Bercovici	Director	March 12, 2021
/s/ Brian Schinderle Brian Schinderle	Director	March 12, 2021
/s/ Haleli Barath Haleli Barath	Director	March 12, 2021

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on March 12, 2021.

By:	/s/ Brian Schinderle
	Name:	Brian Schinderle
	Title:	Director